SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No ____)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

UNITED HERITAGE CORPORATION
Name of the Registrant as Specified In Its Charter
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: Not applicable
(2) Aggregate number of securities to which transaction applies: Not applicable
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable
(4) Proposed maximum aggregate value of transaction: Not applicable
(5) Total fee paid: Not applicable

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid: Not applicable
Form, Schedule or Registration Statement No.: Not applicable
Filing Party: Not applicable
Date Filed: Not applicable

UNITED HERITAGE CORPORATION
200 North Loraine, Suite 400
Midland, Texas 79701
Telephone (432) 686-2618

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

The Annual Meeting of Shareholders of United Heritage Corporation (the “Company”), originally scheduled for Tuesday, February 20, 2007, has been re-scheduled for Thursday, March 29, 2007 at 10:00 a.m. (Central Time), at the Company’s executive offices located at 200 North Loraine, Suite 400, Midland, Texas 79701 for the following purposes:

(1)     To elect the seven persons listed in the Proxy Statement that was previously sent to you on or about January 19, 2007;

(2)     To ratify the appointment of Weaver and Tidwell, L.L.P., or such other firm appointed by the Board of Directors prior to the meeting, as the Company’s independent auditors for the fiscal year ending March 31, 2007;

(3)     To approve the issuance of 33,333 shares of our Common Stock to Erick Richardson, a principal in the law firm of Richardson & Patel LLP, our legal counsel, as required by Section 4350(i)(1)(A) of the Nasdaq Marketplace Rules; and

(4)     To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Shareholders of record at the close of business on January 10, 2007 will be entitled to notice of and to vote at the Annual Meeting and at any further continuation or adjournment thereof.

All shareholders are cordially invited to attend the Annual Meeting in person. Your vote is important. If you have not voted you may still do so. Please return the proxy that was sent to you on or about January 19, 2007 as promptly as possible, whether or not you plan to attend the Annual Meeting. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies and will assist in ensuring that a quorum is present or represented. Even though you return your proxy, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the Proxy Statement.

By Order of the Board of Directors /s/ Kenneth Levy Kenneth Levy, Secretary

Midland, Texas
March 1, 2007